UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FBL Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1) Title of each class of securities to which transaction applies:

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The following post was shared on March 17, 2021 with all employees of FBL Financial Group, Inc. on the employee intranet.

HEADLINE: Attention Shareholders of FBL Financial Group, Inc.

PREVIEW TEXT: Shareholders of FBL Financial Group, Inc. are urged to vote on merger agreement on the WHITE proxy card.

FULL ARTICLE:

A special meeting of the shareholders of FBL Financial Group, Inc. will be held on Thursday, April 29, 2021. Shareholders are asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 11, 2021. Pursuant to the merger agreement, Farm Bureau Property & Casualty Insurance Company and the Iowa Farm Bureau Federation would collectively own 100% of the capital stock of the surviving corporation following the merger.

If you own shares of FBL Financial Group as of the record date of March 11, 2021, you will receive a proxy and voting instructions. Your form of receipt of these materials will depend on how you own FBL Financial Group. Inc. stock - directly through FBL’s transfer agent AST Financial or via a stockbroker or the Company’s 401(k) plan. Regardless of your form of ownership, please vote your shares as soon as possible on the Company’s WHITE proxy and voting instruction card so that your shares can be voted in accordance with your instructions. Your vote is very important.

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Frequently Asked Questions

Q: How do I vote my shares?

A: How you vote your shares will depend on how you hold them.

If you are a shareholder of record (you hold them through FBL’s transfer agent AST Financial), you can ensure that your shares are voted at the special meeting by submitting your proxy in person at the special meeting or before the special meeting via:

•         telephone, using the toll-free number listed on your proxy and voting instruction card;

•         the Internet, using the address provided on your proxy and voting instruction card; or

•         mail, by completing, signing, dating and mailing your proxy and voting instruction card and returning it in the envelope provided.

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by such nominee regarding how to instruct the nominee to vote your common shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against adoption of the merger agreement.

If you hold shares in the company stock fund investment option of the Farm Bureau 401(k) Savings Plan, the voting instructions you select pursuant to the applicable procedures under the 401(k) plan will be given to the company stock fund trustee. All shares held in the company stock fund are voted by the trustee, but each participant may direct the trustee on how to vote the shares credited to his or her account. Shares for which no timely voting instructions are received will be voted by the trustee in the same ratio as to those shares for which participant instructions are received.

Q: Does the color of the proxy and voting instruction card matter?

A: Yes. The Company is soliciting proxies on WHITE proxy and voting instructions cards. Capital Returns Management, LLC, a shareholder who opposes the merger, has stated that it plans to send shareholders its own set of proxy materials. Capital Returns Management will send its proxy and voting instruction cards using a different card color. We encourage you to cast your vote “FOR” each of the proposals by following the instructions on your WHITE proxy and voting instruction card and to discard any cards you may receive from Capital Returns Management.

Q: Can I revoke my proxy and voting instructions or change a vote that I have already submitted?

A: Yes. You can revoke your proxy and voting instructions at any time before your proxy is voted at the special meeting. Only your last submitted proxy and voting instruction card will count. If you previously submitted a proxy and voting instruction card sent to you by Capital Returns Management, we urge you to cast your vote on the WHITE proxy and voting instruction card, which will revoke any earlier dated proxy card that you submitted.

If you are a shareholder of record, you may revoke your proxy by notifying the Company’s Secretary in writing (addressed to Secretary, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266), by submitting a new proxy, including a WHITE proxy and voting instruction card, by telephone, the Internet or mail, or by attending the special meeting and voting in person (but simply attending the special meeting will not cause your proxy to be revoked). If you hold your common shares of the Company in “street name” and you have instructed a broker, bank or other nominee to vote your common shares, you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.

Q: Do I need to attend the special shareholder meeting to vote my shares?

A: No. You do not need to attend the shareholder meeting to vote your shares. Whether or not you plan to attend the meeting, please vote your shares as soon as possible so that your shares can be voted in accordance with your instructions.

Q: If the shareholders approve the merger, what happens to my shares of FBL Financial Group?

A: At the time of the merger, each common share that is issued and outstanding immediately prior to the merger will be converted into the right to receive consideration of $56.00 per common share of the company in cash, without interest and less any required withholding taxes. The shares will then automatically be canceled and cease to exist.

Holders via 401(k) Plan – If the merger is completed, a participant’s balance in the 401 (k) Savings Plan FBL Financial Group, Inc. Stock Fund would be converted to cash. Following the merger, those cash amounts allocated to participant accounts under the Plan will be transferred to the Qualified Default Investment Alternative (QDIA). The QDIA is the applicable Principal LifeTime Hybrid Collective Investment Fund that most closely aligns with the year that you will attain age 65. Once the proceeds have been moved to the QDIA, you are able to transfer those amounts to other investments in the 401(k) Plan.

Q: Will I still receive the shareholder dividend?

A: Common stockholders of record as of March 15, 2021 will receive the quarterly cash dividend of $0.52 per share, payable on March 31, 2021.

Q: After the merger, what happens to FBL Financial Group, Inc.?

A: The most significant change upon closing of the transaction will be that FBL Financial Group common stock will cease trading on the New York Stock Exchange. As a private company following closing, the broader FBL organization will operate with the same focus on growing and strengthening our relationships with client/members and communities.

Q: What will happen if the merger is not completed?

A: If the merger is not completed for any reason, then FBL’s common shareholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain a public company and its common shares will continue to be registered under the Exchange Act, and listed and traded on the New York Stock Exchange.

Forward-Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information). When we use words such as “anticipate,” “intend,” “plan,” “seek,” “believe,” “may,” “could,” “will,” “should,” “would,” “could,” “estimate,” “continue,” “predict,” “potential,” “project,” “expect,” or similar expressions, we do so to identify forward-looking statements.  Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the requisite shareholder or regulatory approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, and expenses and charges related to the transaction; change in interest rates; changes in laws and regulations; differences between actual claims experience and underwriting assumptions; relationships with Farm Bureau organizations; the ability to attract and retain sales agents; adverse results from litigation; the impact of the COVID-19 pandemic and any future pandemics and the impact and results of the contested solicitation by Capital Returns Management, LLC. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in FBL Financial Group’s filings with the SEC, including FBL Financial Group’s Annual Report on Form 10-K and FBL Financial Group’s quarterly reports on Form 10-Q. The statements in this communication speak only as of the date of this communication and we undertake no obligation or intention to update or revise any forward-looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, FBL Financial Group has filed with the SEC and is mailing to shareholders a definitive proxy statement on Schedule 14A, has filed with the SEC a Schedule 13e-3 Transaction Statement and may file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the definitive proxy statement or any other document that FBL Financial Group may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, FBL FINANCIAL GROUP ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the definitive proxy statement and accompanying WHITE proxy card (when available), any amendments or supplements to the proxy statement and other documents filed with the SEC by FBL Financial Group through the web site maintained by the SEC at www.sec.gov or by contacting the individuals listed below.

Participants in the Solicitation

FBL Financial Group and its directors and executive officers are participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the participants, including a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement. To the extent holdings of FBL Financial Group’s securities by such participants or the identities of such participants change from the information printed in the definitive proxy statement, such information will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 and other documents filed with the SEC from time to time. You may obtain free copies of these documents as described in the preceding paragraph.